UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 15, 2014

THE CHEESECAKE FACTORY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

In a press release dated May 19, 2014, The Cheesecake Factory Incorporated (the “Company”) announced that it has entered into an exclusive licensing agreement with Hong Kong-based Maxim’s Caterers Limited (“Maxim’s”), a diversified operator of full-service and quick-service restaurants as well as bakery and coffee shops in Asia, to build and operate The Cheesecake Factory® restaurants. The agreement, by and between CCF Asia Operating Corporation and CCF Asia IP Corporation, both  wholly owned subsidiaries of the Company, and Smart United Asia Limited, a wholly owned subsidiary of Maxim’s, provides for the development of a minimum of 14 restaurants over the next 10 years in Hong Kong, Macau, Taiwan and the People’s Republic of China, with the opportunity to expand to Japan, South Korea, Malaysia, Singapore and Thailand. As part of this transaction, The Cheesecake Factory Bakery Incorporated, also a wholly owned subsidiary of the Company, will supply bakery products to the licensed restaurants.  The first The Cheesecake Factory® restaurant in Asia is expected to open in fiscal 2015.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1	Press release dated May 19, 2014 entitled, “The Cheesecake Factory Continues To Execute On Its Global Growth Strategy With Agreement To Expand In Asia”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2014	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated May 19, 2014 entitled, “The Cheesecake Factory Continues To Execute On Its Global Growth Strategy With Agreement To Expand In Asia”